Exhibit 1.1

May 19, 2004

Dear SJ Strategic Investments LLC:

This letter sets forth the agreement of SJ Strategic Investments LLC (“Purchaser”) and Columbia Laboratories, Inc. (the “Company”) regarding the purchase by the Purchaser from the Company of an aggregate of two million (2,000,000) shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) on the date hereof.

SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of the Company by a duly authorized person. This Agreement constitutes, or shall constitute, when executed and delivered by the Purchaser, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(b) The Shares to be issued and sold under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of the Common Stock.

(c) The Shares issued by the Company to the Purchaser have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3, Commission File Number 333-38230, relating, among other things, to the Shares and the sale thereof from time to time in accordance with Rule 415 under the Securities Act (the “Registration Statement”).

(d) Annexed hereto as Annex I is the form of prospectus supplement that the Company will file with the Commission in connection with the transaction contemplated by this Agreement.

(e) The Company shall promptly take all action necessary on its part to list the Shares for trading on the NASDAQ National Market.

(f) As of their respective dates, each of the Incorporated Documents (as defined below) complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder, and, as of their respective dates, none of the Incorporated Documents referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 2. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents, warrants and agrees that

(a) The Purchaser is a limited partnership, partnership or corporation, as the case may be. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares to be purchased by it in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action. This Agreement has been duly executed and delivered on behalf of the Purchaser by a duly authorized officer. This Agreement constitutes, or shall constitute, when executed and delivered by the Company, a valid and binding obligation of the Purchaser enforceable against that Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other principles or general application.

(b) All information contained in the written materials furnished by the Purchaser to the Company for use in the Prospectus Supplement (as defined below), is true and correct in all material respects. “Prospectus Supplement” means the final prospectus supplement, in the form first filed after the date of this Agreement pursuant to Rule 424 under the Securities Act. The Purchaser shall comply with all applicable laws, rules, regulations and orders.

SECTION 3. Purchase of the Stock by the Purchaser. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell two million (2,000,000) Shares to the Purchaser, and the Purchaser hereby agrees to purchase the number of Shares set opposite its name in Schedule 1 hereto. The price of the Shares shall be $3.20 per share, and the aggregate purchase price for the Shares shall be six million four hundred thousand dollars ($6,400,000).

SECTION 4. Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made at the offices of the Company, at 10:00 A.M., New York City time, on the date of this Agreement or at such other date or place as shall be determined by agreement between the Purchaser and the Company. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver or cause to be delivered certificates with respect to the Shares to the Purchaser against payment to or upon the order of the Purchaser of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Purchaser hereunder.

SECTION 5. Further Agreements of the Company.

(a) The Company shall comply with all applicable laws, rules, regulations and orders.

(b) The Company has made available to the Purchaser true and complete copies of the documents incorporated by reference in the Registration Statement filed with the Commission (collectively, the “Incorporated Documents”). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

(c) The Company will promptly notify the Purchaser of (i) its receipt of notice of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and (ii) its becoming aware of the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or which makes it necessary to change the Registration Statement in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 6. Indemnification. The parties hereto will indemnify each other as provided in Exhibit A hereto against liability with respect to the Registration Statement (including, without limitation, the prospectus included in the Registration Statement) relating to the Shares which were sold by the Company to the Purchaser. For purposes of said Exhibit A, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

SECTION 7. Facsimile Copies. Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed copy of this Agreement and shall be as effective and enforceable as the original.

SECTION 8. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York without giving effect to the conflicts of law principles thereunder.

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 11. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

COLUMBIA LABORATORIES, INC.

By:	/S/ David L. Weinberg
Name:	David L. Weinberg
Title:	Vice President & CFO

Accepted:

PURCHASER:

SJ STRATEGIC INVESTMENTS LLC

By:	/S/ Gregory J Tebeau CFO
Name:	Gregory J. Tebeau
Title:	CFO

SCHEDULE 1

Purchaser	Shares
SJ Strategic Investments LLC	2,000,000

EXHIBIT A

TERMS OF INDEMNIFICATION

1. General Indemnity.

(a) Indemnification by the Company. The Company will indemnify and hold harmless each Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20(a) of the Securities Exchange Act, as amended (the “Exchange Act”), from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys’ fees) to which the Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Common Stock being sold to the Purchaser (including any prospectus supplement filed in connection with the transactions contemplated hereunder which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable under this Section 1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; and provided, further that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement or any prospectus supplement (or any amendment or supplement thereto); and provided, further, that with respect to any prospectus supplement, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the prospectus supplement were timely delivered to the Purchaser pursuant hereto and a copy of the prospectus supplement (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the prospectus supplement (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

(b) The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or any controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Registration Statement or prospectus supplement (or any amendment or supplement thereto) in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement or prospectus supplement.

(c) Indemnification by the Purchaser. Each Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys’ fees) to which the Company and each director, officer and person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus (or any amendment or supplement to it) or (ii) the omission or alleged omission to state in the Registration Statement or any prospectus (or any amendment or supplement to it) a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement or the prospectus (or an amendment or supplement thereto), and the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

2.	Indemnification Procedures.

Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under paragraph (a) or (b) of Section 1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) of Section 1, except to the extent such indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in paragraph (a) or (b) of Section 1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.